Exhibit 23.5

Consent of Marshall & Stevens Transaction Advisory Services LLC

We hereby consent to the quotation and summarization of our opinion letter to the board of directors of Genesis Unicorn Capital Corp. (the “Company”) in the proxy statement/prospectus contained in the registration statement on Form F-4 filed by ESGL Holdings Limited (the “Registrant”) relating to the proposed acquisition by the Company of Environmental Solutions Group Holdings Limited (the “Registration Statement”), as well as to the references to our firm and such opinion letter contained therein. In giving this consent, we do not admit, and we understand that the Company and the Registrant not contend, that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission. It is understood that we will not be held out by the Company or the Registrant in the Registration Statement or in any other disclosure document, filing or communication as such an “expert.”

New York, New York

December 30, 2022